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                                    Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                   20549-1004

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                             KEEBLER FOODS COMPANY
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             (Exact name of registrant as specified in its charter)


            DELAWARE                                   36-1894790
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(State of incorporation of organization)    (I.R.S. Employer Identification No.)


        677 Larch Avenue
        Elmhurst, Illinois                                60126
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered
        -------------------                      -------------------------------

        Common Stock, $.01 par value             New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     The securities to be registered hereunder are Shares of Common Stock, $.01 par value (the "Common Stock"), of Keebler Foods Company
(the "Registrant"). A description of the Common Stock is contained under the caption "Description of Capital Stock", at page 46 of the Preliminary Prospectus contained in the Registraton Statement on Form S-1 as filed with the Securities and Exchange Commission on December 11, 1997.
Such description is incorporated by reference herein.

Item 2.  Exhibit

     Pursuant to Subpart I of "Instruction as to Exhibits" of Form 8-A, the following documents are filed as exhibits to this Registration Statement:

     1.1*   Form of Amended and Restated Certificate of Incorporation of the
Registrant

     1.2*   Form of Amended and Restated Bylaws of the Registrant

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     * to be filed by amendment




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     KEEBLER FOODS COMPANY



                                     By: /s/ Sam K. Reed
                                        ---------------------------------------

                                     Its: President and Chief Executive Officer


December 11, 1997









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                                LIST OF EXHIBITS


Exhibit                                                                  Page
-------                                                                  ----

1.1* Form of Amended and Restated Certificate of Incorporation of the Registrant

1.2*  Form of Amended and Restated Bylaws of the Registrant

________________

     * to be filed by amendment